EXHIBIT 4.1


                         Fixed Income Securities, Inc.
                              18925 Base Camp Road
                           Monument, Colorado  80132


                                February 19, 2008



Advisor's Disciplined Trust 222
c/o The Bank of New York, as Trustee
BNY Atlantic Terminal
2 Hanson Place, 12th Floor
Brooklyn, New York 11217


     Re:                 Advisor's Disciplined Trust 222
               International High 30 Dividend Portfolio, Series 13
               ---------------------------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-148704 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Fixed Income Securities, Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,

                                FIXED INCOME SECURITIES, INC.


                                By     /s/ ALEX R. MEITZNER
                                  ------------------------------
                                      Senior Vice President






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